Exhibit 21.1

Subsidiaries of Revlon Consumer Products Corporation.
As of December 31, 2020

Domestic

Almay, Inc.	Charles Revson Inc.	Revlon Canada Inc.
Art & Science, Ltd.	Creative Nail Design Inc.	Revlon Development Corp.
Bari Cosmetics, Ltd.	Cutex, Inc.	Revlon Finance LLC
Beautyge II, LLC.	DF Enterprises, Inc.	Revlon Government Sales, Inc.
Beautyge Brands USA Inc.	Elizabeth Arden (Financing), Inc.	Revlon International Corporation
Beautyge USA Inc.	Elizabeth Arden International Holding, Inc.	Revlon Professional Holding Company LLC
BrandCo Almay 2020 LLC	Elizabeth Arden Investments, LLC	Revlon, Inc.
BrandCo Charlie 2020 LLC	Elizabeth Arden NM, LLC	RIROS Corporation
BrandCo CND 2020 LLC	Elizabeth Arden Travel Retail, Inc.	RIROS Group Inc.
BrandCo Curve 2020 LLC	Elizabeth Arden USC, LLC	RML, LLC
BrandCo Elizabeth Arden 2020 LLC	Elizabeth Arden, Inc.	Roux Laboratories, Inc.
BrandCo Girogio Beverly Hills 2020 LLC	FD Management, Inc.	Roux Properties Jacksonville, LLC
BrandCo Halston 2020 LLC	North America Revsale Inc.	SinfulColors, Inc.
BrandCo Jean Nate 2020 LLC	OPP Products, Inc.
BrandCo Mitchum 2020 LLC	PPI Two Corporation
BrandCo Multicultural Group 2020 LLC	RDEN Management, Inc.
BrandCo PS 2020 LLC	Realistic Roux Professional Products Inc
BrandCo White Shoulders 2020 LLC	Revlon (Puerto Rico) Inc.

Foreign

American Crew Dominicana, S.R.L.	Elizabeth Arden (France) S.A.	Revlon (Israel) Limited
Armour Farmaceutica de Colombia, S.A.	Elizabeth Arden (Netherlands) Holdings B.V.	Revlon (Shanghai) Limited
Baninvest Beauty Limited	Elizabeth Arden (New Zealand) Limited	Revlon (Suisse) S.A.
Beautyge I	Elizabeth Arden (Norway) AS	Revlon Australia Pty Limited
Beautyge Andina SA	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	Revlon B.V.
Beautyge Beauty Group, S.L	Elizabeth Arden (Singapore) Pte. Ltd.	Revlon Beauty Products, S.L.
Beautyge Brands France Holding, SAS	Elizabeth Arden (South Africa) (Proprietary) Ltd	Revlon China Holdings Limited
Beautyge Denmark A/S	Elizabeth Arden (Sweden) AB	Revlon Holdings B.V.
Beautyge Fragrances Holdings Ltd.	Elizabeth Arden (Switzerland) Holding S.a.r.L.	Revlon International Corporation - UK Branch
Beautyge France SAS	Elizabeth Arden (UK) Ltd.	Revlon K.K.
Beautyge Logistics Services, S.L.	Elizabeth Arden Cosmeticos Do Brazil Ltda	Revlon LTDA.
Beautyge Logistics Services, S.L. - French Branch	Elizabeth Arden España S.L.	Revlon Manufacturing Ltd.
Beautyge Netherlands B.V.	Elizabeth Arden GmbH	Revlon Manufacturing Ltd. - Singapore Branch
Beautyge Participations, S.L	Elizabeth Arden International S.A.R.L.	Revlon Manufacturing Ltd. - Taiwan Branch
Beautyge Portugal, Produtos Cosm. e Prof.	Elizabeth Arden Korea Yuhan Hoesa	Revlon Mauritius Ltd.
Beautyge Professional Limited (Ireland)	Elizabeth Arden Middle East FZCO	Revlon New Zealand Limited
Beautyge Sweden AB	Elizabeth Arden Sea (HK) Ltd.	Revlon Offshore Limited
Beautyge U.K. Limited	Elizabeth Arden Sea Pte. Ltd.	Revlon Overseas Corporation
Beautyge, S.L.	Elizabeth Arden Trading B.V.	Revlon Pension Trustee Company (U.K.) Limited
Beauytge France SAS - Swiss Branch	Elizabeth Arden Trading B.V. - Russia Representative Office	Revlon South Africa (Proprietary) Limited
Beauytge Germany GMBH	Elizabeth Arden Trading B.V. - Taiwan Branch	Revlon Trading (Shanghai) Co. Ltd
Beauytge Italy S.p.A.	Européenne de Produits de Beauté, S.A.S.	Revlon, S.A. de C.V.
Beauytge Mexico SA de CV	New Revlon Argentina S.A.	RML Holdings L.P.
Beauytge Rus, Closed Joint Stock Company	Productos Cosmeticos de Revlon S.A.	SAS and Company Limited
CBBeauty Ltd	Professional Beauty Services S.A.	SAS Licenses Limited
Comercializadora Brendola, S.R.L.	Professional Beauty Services S.A. - Belgium Branch	Shanghai Revstar Cosmetics Marketing Services Limited
Elizabeth Arden (Australia) Pty Ltd	Promethean Insurance Limited	YAE Artistic Packings Industry Ltd.
Elizabeth Arden (Canada) Limited	Revlon (Hong Kong) Limited	YAE Press 2000 (1987) Ltd.
Elizabeth Arden (Denmark) ApS